Exhibit 10.13

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is entered into as of the 25th day of August 2017, (the “Effective Date”), by and between SVT PERIMETER FOUR, LP, a Delaware limited partnership (successor in interest to DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership) (“Landlord”), and CHANNELADVISOR CORPORATION, a Delaware corporation (“Tenant”).

BACKGROUND:

A.    Landlord and Tenant entered into that certain Office Lease dated August 15, 2014, as amended by that certain First Amendment to Office Lease dated December 10, 2015 (the “Lease”), for the lease of approximately 136,538 rentable square feet of space designated Suites 100, 300, 400 and 500 in the building commonly known as Perimeter Four located at 3025 Carrington Mill Boulevard, Morrisville, North Carolina 27560, all as more particularly described in the Lease.

B.    Landlord and Tenant desire to enter into this Second Amendment to amend the terms of the Lease.

C.    The defined terms used in this Second Amendment, as indicated by the initial capitalization thereof, shall have the same meaning ascribed to such terms in the Lease, unless otherwise specifically defined herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and of the mutual covenants, agreements and undertakings herein set forth and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Amenities Space. Landlord, at Landlord’s sole cost and expense, intends to construct certain amenities including two fully furnished common conference rooms, one pre-conference area/kitchenette/serving area, and one storage area (collectively, as the same may be reconfigured or redesigned by Landlord, from time to time, the “Conference Amenities”), to service tenants of the Building and other tenants of the Park, which amenities shall be located in Suite 130, consisting of approximately 2,181 square feet of space on the first floor of the Building in the location depicted on Exhibit A attached hereto (the “Conference Amenities Space”).

Provided that the Conference Amenities are constructed and completed within two hundred seventy (270) days after the Effective Date, during the Conference Amenity Period (as defined below) (i) Tenant’s Second Option to Expand, as set forth in Section 17.04 of the Lease, shall not be applicable with respect to the Conference Amenities Space and (ii) Tenant’s Right of First Refusal, as set forth in Section 17.05 of the Lease, shall not be applicable to the Conference Amenities Space. As used herein, the “Conference Amenity Period” shall be the period of time between the Effective Date and the earliest of (a) the date that the Conference Amenities are removed from the Conference Amenities Space (other than during the period of remodeling or repair); (b) the date Landlord markets the Conference Amenities Space or otherwise enters into any agreement with a third-party user with respect to the lease, license, use, or occupancy of the Conference Amenities Space on an exclusive basis (other than reservations or license agreements for special events), or (c) the date that the Conference Amenities Space is primarily used for any purposes other than common conference rooms. For the avoidance of doubt, following the Conference Amenity Period, (y) Tenant’s Second Option to Expand, as set forth in Section 17.04 of the Lease, shall once again be applicable

Exhibit 10.13

with respect to the Conference Amenities Space and (z) Tenant’s Right of First Refusal, as set forth in Section 17.05 of the Lease, shall once again be applicable to the Conference Amenities Space.

At all times during the Conference Amenity Period, Tenant and Tenant’s employees, agents, customers, invitees and others shall be granted, at no cost or expense to Tenant other than usage fees based on actual usage or reservation of the Conference Amenities that would be charged to any tenant for such usage or reservation, the right to use the Conference Amenities to the fullest extent that any other tenant in the Building and their respective employees, agents, customers, invitees and others are allowed to the use the Conference Amenities (provided, Landlord shall be entitled to allow tenants of the Park to reserve the common conference room space within the Conference Amenities Space so long as Tenant has the same right to reserve the common conference room space).

In the event that the Conference Amenities are not constructed and completed within two hundred seventy (270) days after the Effective Date (subject to extension to the extent completion is being diligently pursued but delayed by force majeure), this Section 1 of this Second Amendment shall be terminated and deemed deleted in its entirety.

2.    Ratification; Miscellaneous. All terms and conditions of the Lease, as amended hereby, are hereby ratified and shall remain in full force and effect. Tenant represents that Tenant is not aware of a default by Landlord or Tenant under the terms of the Lease. Landlord represents that Landlord is not aware of a default by Landlord or Tenant under the terms of the Lease. Landlord and Tenant represent that (i) the individuals executing this Second Amendment on behalf of Landlord and Tenant, respectively, have full authority and power to execute and deliver this Second Amendment, and (ii) this Second Amendment constitutes a valid and binding obligation on the parties hereto. This Second Amendment contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement, arrangement or understanding pertaining to any such matters shall be effective for any purpose. If anything contained in this Second Amendment conflicts with any terms of the Lease, then the terms of this Second Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety. This Second Amendment may be modified only by a writing executed by the parties hereto. The invalidity of any portion of this Second Amendment shall not have any effect on the balance hereof. This Second Amendment shall be binding upon the parties hereto, as well as their successors, heirs, executors and assigns. This Second Amendment shall be governed by, and construed in accordance with, North Carolina law.

3.    Counterparts. This Second Amendment may be executed in two or more counterparts. Furthermore, the parties agree that (i) this Second Amendment may be transmitted between them by electronic mail and (ii) electronic signatures shall have the effect of original signatures relative to this Second Amendment.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Exhibit 10.13

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the Effective Date.

LANDLORD:
SVT PERIMETER FOUR, L.P., a Delaware limited partnership

By:	VPTC Management Partners, LLC, a Delaware limited liability company, its Authorized Signatory

By: /s/ C. Walker Collier III
Name: C. Walker Collier III
Title: Manager

TENANT:

CHANNELADVISOR CORPORATION, a Delaware corporation

By: /s/ Diana Semel Allen
Name: Diana Semel Allen
Title: VP, General Counsel & Secretary

Exhibit 10.13

EXHIBIT A

DEPICTION OF CONFERENCE AMENITIES SPACE

See attached.

Exhibit 10.13

PERIMETER
PARK

PERIMETER FOUR

3025

CARRINGTON MILL BLVD.
MORRISVILLE, NC 27560

SUITE 130

SIZE

2,181 SF

CONTACT

William Allen
919.415.4390
wallen@trinity-partners.com

TRINITY PARTNERS
trinity-partners.com

Exhibit 10.13

1'-6" CLEAR
5'-0"
3
REF
CR
3'-0"
2'-0"
PRE-CONFERENCE
127
1
A301
2
A301
A2B
127
1'-6" CLEAR
7
1'-8"
A-B
129A
128
130
STORAGE
130
5'-7"
G-
A-B
5
9'-4"
15'-3½"
2
8
10
H-B
5
G-1
CARRINGTON
CONFERENCE
129
PARAMOUNT
CONFERENCE
128
8
6
2
10
2
11
129B
2
2
5

2
A101

CONSTRUCTION PLAN

SCALE 1/8"=1'-0"